#12695880v2 ONEOK Securities/Insider Trading Policy

#12695880v2 ONEOK Securities/Insider Trading Policy Purpose Our employees have a reputation for integrity and high standards for ethical conduct. In order to protect and preserve that reputation, ONEOK, Inc. has adopted the Securities/Insider Trading Policy (“Policy”) to avoid even the appearance of improper conduct with respect to trading in ONEOK Securities (defined below) on the basis of material, nonpublic information or the illegal tipping of such information to others for their use in the trading of any such securities. Administration and Application This Policy will be administered by the ONEOK Compliance Officers (the General Counsel and the Secretary and Associate General Counsel). This Policy is applicable to the Board of Directors and all officers and employees of ONEOK, Inc., its divisions and subsidiaries (collectively “ONEOK”). The Sections of this Policy entitled “Pre-Clearance of Trades” and “Trading Windows/Blackout Periods” apply only to ONEOK Insiders (defined below). As a matter of policy, all other employees are not subject to the trading restrictions set forth in those sections. ONEOK Insiders Defined “ONEOK Insiders” means members of the ONEOK Board of Directors, officers of ONEOK, and those employees of ONEOK who are part of the Designated Workgroups (defined below). Designated Workgroups Defined Employees of ONEOK who are part of the following Designated Workgroups shall be deemed ONEOK Insiders for purposes of this Policy:  All employees in ONEOK’s general accounting function who are part of the treasury operations, finance and insurance groups, the SEC reporting group, the corporate accounting group, the tax group and the corporate financial planning and analysis group;  All employees in ONEOK’s investor relations and public affairs functions;  All employees in ONEOK’s legal function, including the corporate secretary group; All employees in ONEOK’s information technology function who, by reason of providing support services to any of the foregoing workgroups, see or have access to ONEOK business segment or consolidated financial information, including financial forecast information, or other material nonpublic information regarding ONEOK; and  All employees in ONEOK’s commercial optimization function who see or have access to ONEOK business segment or consolidated financial information, including financial forecast information, or other material nonpublic information regarding ONEOK. Transactions by Family Members The restrictions regarding buying or selling ONEOK Securities or engaging in any other action to take advantage of, or pass on to others, material, nonpublic information also apply to all family members and others living in a director, officer or employee’s household. Directors, officers and employees are expected to be responsible for the compliance of their immediate family and personal household. Background Employees and other insiders often become aware of confidential and highly sensitive information concerning ONEOK, Inc., ONEOK Partners, L.P. or their respective divisions and subsidiaries, including or concerning an entity that has “significant relations” with them, during the course of their employment or other involvement with ONEOK. Entities having significant relations with ONEOK, Inc., ONEOK Partners, L.P. or their respective divisions and subsidiaries include our customers, suppliers and others with which we have a contractual

#12695880v2 relationship or are negotiating a transaction. Throughout this Policy such entities are referred to as “companies with a significant relationship”. This information may affect the market price of ONEOK Securities or of the securities of the other entities concerned. Onerous criminal and civil penalties may be imposed on persons who participate in illegal insider trading activities. “Insider trading” occurs when a person improperly trades securities on the basis of material, nonpublic information used in breach of a duty owed by that person. The Federal securities laws also prohibit persons in possession of material, nonpublic information from providing (or “tipping”) that information to any person who might trade in the relevant securities on the basis of that information. Information is “material” if its disclosure to the public would affect a reasonable investor’s decision to purchase or sell the securities.1 Information is “nonpublic” if it is not generally available to the ordinary investor in the marketplace. In short, any information which is not available to the ordinary investor which could reasonably affect the price of securities may be material, nonpublic information. If any employee or insider has any doubt as to whether information in his or her possession is material or nonpublic, he or she must not disclose that information or trade in the securities concerned without first discussing the situation with one of the Compliance Officers. Remember, if an employee or insider’s securities transactions become the subject of scrutiny, they will be reviewed after-the-fact with the benefit of hindsight. As a result, before engaging in any transaction, each employee or insider should carefully consider how the United States Securities and Exchange Commission (SEC) and other law enforcement agencies might later view the transaction. Throughout this Policy, the term “securities” is used. The term “securities” includes common stock, preferred stock and debt issued by ONEOK, Inc., its divisions, or subsidiaries, securities of other companies with a significant relationship to ONEOK, and “derivatives,” such as options, stock appreciation rights, exchange traded options, puts 1 Information concerning a company's sales; earnings; business potential; changes in a company’s management, board of directors, or certified accountants; dividends; significant acquisitions, dispositions or mergers; and major litigation are some typical examples of “material” information. and calls and any other securities that relate to or derive their value from ONEOK’s stock, debt, or such other companies’ stock. Throughout this Policy any securities issued by ONEOK, Inc., ONEOK Partners, L.P. or their respective divisions and subsidiaries, as well as related derivative securities, are referred to as “ONEOK Securities”. Explanation of the Law Potential Consequences to an Employee Under federal law, an individual found to be a trader on inside information, or a tipper of such information, may be subject to criminal fines of up to $5,000,000 and a jail term of up to 20 years, as well as civil penalties of up to three times the profit gained or loss avoided by the trading. The government vigorously enforces insider trading laws against individuals and companies and, in recent years, has obtained a number of highly publicized criminal convictions. In addition to the potential civil and criminal penalties described above, each director, officer and employee of ONEOK should be aware that any actions in violation of this Policy may be grounds for appropriate disciplinary action, including dismissal. Potential Consequences to an Employer Under federal law, ONEOK, as the employer of a person who trades securities on the basis of inside information, or tips such information to others, is subject to substantial civil penalties should it fail to take appropriate steps if it knew or recklessly disregarded the fact that an employee was likely to engage in insider trading.

#12695880v2 Statement of Policy It is the policy of ONEOK that any director, officer or employee of ONEOK who is aware of any material, nonpublic information about ONEOK, or any other company with a significant relationship, regardless of how that information was obtained, shall not: (i) purchase or sell any ONEOK Securities or any securities of such other company; (ii) disclose such information to other persons (including family members) except on a need- to-know basis; (iii) permit any member of his or her immediate family, or anyone acting on his or her behalf, or any third party to whom he or she disclosed this information, to purchase or sell such securities; or (iv) engage in any other action to take advantage of such information. It is also the policy of ONEOK that the Company will not engage in transactions in ONEOK Securities while aware of material, nonpublic information relating to the Company or ONEOK Securities. Pre-Clearance of Trades In order for ONEOK to have reasonable assurance of compliance with this Policy, all Insiders desiring to purchase or sell ONEOK Securities must first receive written permission in accordance with the approvals as set forth on the ONEOK Investment Inquiry and Approval Form. Such pre-clearance will remain effective for only five business days following the date all required approvals have been obtained. To request pre-clearance, an Insider must complete an Investment Inquiry and Approval Form and send it to one of the ONEOK Compliance Officers. Please note that purchases or sales must be completed within five business days following the date of approval or the ONEOK Insider must apply for, and receive, another pre-clearance. In addition, any written trading plan pursuant to SEC Rule 10b5-1 adopted by a ONEOK Insider must be approved in writing in advance by the Compliance Officer and the Chief Executive Officer. A 10b5-1 plan may not be adopted by a ONEOK Insider during a blackout period and may only be adopted when the ONEOK Insider adopting the plan is not aware of material, non-public information. This pre-clearance procedure is intended to protect ONEOK Insiders from any trade that might create the appearance of impropriety. Trading Windows/Blackout Periods Trading Windows Because of their unique role in the business of ONEOK and their potential access to material, nonpublic information, the following special trading rules apply to all ONEOK Insiders. ONEOK Insiders may not engage in any transaction involving ONEOK Securities except during a specified "trading window.” A trading window will generally open on the third business day after the public announcement of ONEOK quarterly and/or annual earnings and will remain open until the first day of the next calendar quarter. In some instances, an open trading window may have to be closed prior to its regularly scheduled closure. ONEOK Insiders must always pre-clear their trades, even during an open trading window, and at no time may they trade if in possession of material, nonpublic information. Should any ONEOK Insider determine that it is necessary or desirable to engage in ONEOK Securities transaction outside of an open window period, the ONEOK Insider should contact one of the ONEOK Compliance Officers. The Compliance Officer will determine, in consultation with the Chief Executive Officer and in light of the situation of ONEOK and the Insider, whether the proposed transaction may take place. Blackout Periods For purposes of trading in ONEOK Securities, those periods which are outside of an open trading window are referred to as “blackout periods.” Blackout periods are typically applicable only to ONEOK Insiders.

#12695880v2 However, the Compliance Officers may advise any employee at any time that they may not trade in ONEOK Securities, even if the trade typically would be permitted by this Policy. Under such circumstances, the affected employee must keep this information strictly confidential. Change of Insider Status Often, due to the nature of a particular work assignment, employees may be reassigned to a position that makes them a ONEOK Insider or, they may temporarily become a ONEOK Insider and therefore become subject to the additional trading restrictions applicable to ONEOK Insiders set forth in this Policy. Officers, managers and supervisors of Designated Workgroups are required to monitor their workgroup’s assignments and access to material, nonpublic information. If at any time an employee’s work assignment changes so that he or she will become aware of (either on a regular or temporary basis) material, nonpublic information, the supervisor must complete an Insider Status Change Form and submit the form to one of the ONEOK Compliance Officers. The affected employee will then be required to complete the ONEOK Securities/Insider Trading Certification and will remain a ONEOK Insider as defined until the officer, manager or supervisor completes another Insider Status Change Form indicating that the assignment, if temporary, has been completed. Exceptions All trades through discretionary accounts, blind trusts, and approved written trading plans pursuant to SEC Rule 10b5-1 where the investment decision is made by an independent third party without input from the ONEOK Insider, are exempt from the requirements of this Policy. Purchases and sales of shares pursuant to “tax-conditioned” plans such as the 401(k) Plan, Profit Sharing Plan and Employee Stock Purchase Plan are exempt when the timing and number of shares acquired are not within the discretion of the ONEOK Insider. In particular, a sale of shares that is required in order to make a distribution from a tax-conditioned plan upon death, disability or termination of employment, or to comply with minimum distribution rules under the Internal Revenue Code, is exempt. The purchase of shares under the Employee Stock Purchase Plan is exempt. The purchase of shares with dividends from stock is exempt. This Policy does, however, apply to any volitional decision by a ONEOK Insider to purchase or sell shares of ONEOK common stock through the 401(k) Plan or Profit Sharing Plan (including exchanges between investment funds and sales of ONEOK common stock in connection with taking voluntary cash distributions, loans or hardship withdrawals) and to voluntary purchases of shares using cash payments made into the ONEOK Direct Stock Purchase and Dividend Reinvestment Plan. Additional Limitations Directors and ONEOK Section 16 Officers should promptly notify ONEOK’s Corporate Secretary when they engage in any transaction in ONEOK Securities (including a transaction that takes place in a window period). The purpose of such notice is to help assure that all required Section 16 reporting requirements are met. “Statutory Insiders” subject to Section 16 of the Securities Act may not sell any ONEOK Securities within a minimum of six (6) months from the purchase date, unless the security is subject to forced sale, such as in the case of a merger or acquisition, or acquired under a ONEOK-sponsored compensation plan under which the timing and number of ONEOK Securities acquired are not within the discretion of the ONEOK Insider. No ONEOK Insider may (i) engage in short sales of ONEOK Securities (a sale of securities which are not then owned), (ii) engage in derivative or speculative transactions in ONEOK Securities, or (iii) purchase or use, directly or indirectly through family members or other persons or entities, financial instruments (including puts or calls, prepaid variable forward

#12695880v2 contracts, equity swaps, collars, and exchange funds) that are designed to hedge or offset any decrease in the market value of ONEOK Securities. Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material nonpublic information or otherwise is not permitted to trade in ONEOK Securities, directors and officers are prohibited from holding ONEOK Securities in a margin account or pledging ONEOK Securities as collateral for a loan. An exception to this prohibition may be granted by the Chief Executive Officer where a person wishes to pledge ONEOK Securities as collateral for a loan (not including any margin account debt), the person clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities, and the terms of the loan prohibit the sale of any ONEOK Securities held as collateral when the pledger is not permitted to trade in ONEOK Securities. Any person who wishes to pledge ONEOK Securities as collateral for a loan must submit a request for approval to the Chief Executive Officer and the General Counsel at least two weeks prior to the proposed execution of documents evidencing the proposed pledge. Pledged ONEOK Securities will not be counted toward the stock ownership guidelines set forth in the ONEOK Corporate Governance Guidelines. Additional Assistance Anyone who has any questions about a specific transaction may obtain additional guidance from the ONEOK Compliance Officers. However, the ultimate responsibility for adhering to this Policy and avoiding improper transactions rests with each individual. Amended and restated: February 19, 2025